Exhibit 10.31

FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT is made as of June 26, 2009 (the "Fourth Amendment to Restated Credit Agreement," or this "Amendment"), among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company ("Borrower"), each lender from time to time party hereto (collectively, the "Lenders"), and CITIBANK, N.A., a national banking association, in its capacity as Administrative Agent ("Administrative Agent").

R E C I T A L S

A.           Borrower, the Lenders, and the Administrative Agent are parties to that certain First Amended and Restated Credit Agreement dated as of February 14, 2008, and as amended by a First Amendment to First Amended and Restated Credit Agreement dated as of May 15, 2008, and as amended by a Second Amendment to First Amended and Restated Credit Agreement dated as of October 22, 2008, and as amended by a Third Amendment to First Amended and Restated Credit Agreement dated as of February 18, 2009 (collectively, the "Original Credit Agreement").

B.           Borrower has requested certain amendments to the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms.  All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, all references in the Loan Documents to the "Agreement" shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.  In addition, the following terms have the meanings set forth below:

"Effective Date" means June 26, 2009.

"Modification Papers" means this Amendment and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent.  The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of Administrative Agent, unless waived in writing by Administrative Agent:

A. Fourth Amendment to Restated Credit Agreement.  This Fourth Amendment to Restated Credit Agreement shall be in full force and effect.

B. Fees and Expenses.  Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

C. Representations and Warranties  All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3. Amendments to Original Credit Agreement.  On the Effective Date, Section 9.18 of the Original Credit Agreement shall be amended to read in its entirety as follows::

"The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 95% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and (b) Swap Agreements in respect of interest rates with an Approved Counterparty with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds (A) during the period from June 26, 2009 through June 25, 2010, 85% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest swap contracts to declining principal balances, and (B) thereafter, 75% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest swap contracts to declining principal balances, and (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (c) Swap Agreements required by Section 8.16.  In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral (other than Letters of Credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures."

4. Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) Borrower has full power and authority to execute the Modification Papers, and the Modification Papers executed by Borrower constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof.  In addition, Borrower represents that all representations and warranties contained in the Original Credit Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

5. No Further Amendments.  Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective among the parties.

6. Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent and/or the Lenders now have or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

7. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

8. Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Original Credit Agreement captioned "Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial" are incorporated herein by reference for all purposes.

9. Entirety, Etc.  This instrument and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[This space is left intentionally blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:                                                                VANGUARD NATURAL GAS, LLC

By: /s/ Richard Robert
      Richard Robert
      Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:                                                                CITIBANK, N.A.
as Administrative Agent

By:           /s/ Ryan Watson
      Ryan Watson
      Vice President

LENDERS:                                                                CITIBANK, N.A.

By:           /s/ Ryan Watson
      Ryan Watson
      Vice President

LENDERS:                                                                BNP PARIBAS

By:           /s/ Brian M. Malone
Name:                      Brian M. Malone
Title:                      Managing Director

By:           /s/ Betsy Jocher
Name:                      Betsy Jocher
Title:                      Director

LENDERS:                                                                THE BANK OF NOVA SCOTIA

By:           /s/ David G. Mills
Name:                      David G. Mills
Title:                      Managing Director

LENDERS:                                                                COMPASS BANK

By:           /s/ Kathleen J. Bowen
Name:                      Kathleen J. Bowen
Title:                      Senior Vice President

LENDERS:                                                                WACHOVIA BANK, NATIONAL ASSOCIATION

By:           /s/ Shawn Young
Name:                      Shawn Young
Title:                      Director